Exhibit 99.906CERT

Exhibit 19(b)

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Neha Champaneria Markle, Chief Executive Officer and President of North Haven Private Assets Fund (the “Registrant”), certify that:

1.	The Annual Report of the Registrant on Form N-CSR for the period ended March 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for such period.

Date:	June 5, 2025	/s/ Neha Champaneria Markle
Neha Champaneria Markle, Chief Executive Officer & President
(principal executive officer)

I, Anmol Darooka, Chief Financial Officer and Treasurer of North Haven Private Assets Fund (the “Registrant”), certify that:

1. The Annual Report of the Registrant on Form N-CSR for the period ended March 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for such period.

Date:	June 5, 2025	/s/ Anmol Darooka
Anmol Darooka, Chief Financial Officer & Treasurer
(principal financial officer)

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934; or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.